Contact:

Julio A. Torres

Co-Chief Executive Officer

Andina Acquisition Corporation

57-1-281-1811

FOR IMMEDIATE RELEASE

ANDINA ACQUISITION CORPORATION

SECURITIES TO COMMENCE SEPARATE TRADING

Bogota, Colombia, May 2, 2012 – Andina Acquisition Corporation (Nasdaq: ANDAU) (the “Company”) announced today that EarlyBirdCapital, Inc., the representative of the underwriters for the Company’s initial public offering of units which took place in March 2012, has notified the Company that separate trading of the ordinary shares and warrants underlying the units would commence on or about May 8, 2012. The ordinary shares and warrants will be listed on the Nasdaq Capital Market under the symbols ANDA and ANDAW, respectively. Units not separated will continue to be listed on the Nasdaq Capital Market under the symbol ANDAU.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, a copy of the prospectus relating to the offering may be obtained from EarlyBirdCapital, Inc., 275 Madison Avenue, 27th Floor, New York, NY 10016, Attn: Aimee Bloch, 212-661-0200.

Andina Acquisition Corporation is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company intends to focus its search for target businesses in the Andean region of South America and in Central America, with a particular emphasis on Colombia.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

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